                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------

                Date of Report (Date of earliest event reported):
                      January 30, 2001 (January 29, 2001)


                                  REVLON, INC.
             (Exact Name of Registrant as Specified in its Charter)



             Delaware                           1-11178                         13-3662955
 (State or Other Jurisdiction of       (Commission File Number)     (I.R.S. Employer Identification
          Incorporation)                                                           No.)


                               625 Madison Avenue
                            New York, New York 10022
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (212) 527-4000

                                 Not Applicable
         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS
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     On January 29, 2001, the company's wholly owned subsidiary, Revlon
Consumer Products Corporation ("Products Corporation") and its bank lenders entered into an amendment of its credit agreement, effective December 31, 2000 (as amended, the "Credit Agreement"), to (i) eliminate the interest coverage ratio and leverage ratio covenants for 2001; (ii) add a minimum cumulative EBITDA covenant for each quarter end during the year 2001; (iii) limit the amount that Products Corporation may spend for capital expenditures; (iv) permit the sale of certain of Products Corporation's non-core assets; (v) permit Products Corporation to retain 100% of the Net Proceeds (as defined in the Credit Agreement) from such asset sales; (vi) increase the "applicable margin" by 1/2 of 1%; and (vii) require Products Corporation to provide a mortgage on its facility in Oxford, North Carolina as security for its obligations under the Credit Agreement.

     The registrant attaches as Exhibit 99.1 to, and incorporates by reference in, this current report on Form 8-K, the Seventh Amendment to the Credit Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit No.              Description

99.1 Form of Seventh Amendment, dated January 29, 2001, to the Credit Agreement, among Products Corporation, The Chase Manhattan Bank, Citibank N.A., Lehman Commercial Paper Inc., Chase Securities Inc. and the lenders party thereto.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  REVLON, INC.


                                    By: /s/ Laurence Winoker
                                    ---------------------------------
                                          Name: Laurence Winoker
                                          Title: Senior Vice President,
                                                 Treasurer and Controller


Dated:  January 30, 2001

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                                  REVLON, INC.
                           CURRENT REPORT ON FORM 8-K
                         REPORT DATED JANUARY 30, 2001

                                 EXHIBIT INDEX

                            EXHIBIT NO. DESCRIPTION

99.1 Form of Seventh Amendment, dated January 29, 2001, to the Credit Agreement, among Products Corporation, The Chase Manhattan Bank, Citibank N.A., Lehman Commercial Paper Inc., Chase Securities Inc. and the lenders party thereto.






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